Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2001 relating to the financial statements, which appears in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
New York, New York
January 31, 2002